ABSHE2007-HE1
First Time Homebuyer
Balance: 195,911,957
1,359 records

Selection Criteria: First Time Homebuyer
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	86	$1,860,748.00	0.95%	655	99.95%	10.447%	98.73%
25,001 - 50,000	250	8,524,560.00	4.34	653	99.67	10.980	96.08
50,001 - 75,000	135	8,517,804.00	4.34	640	96.12	10.772	99.35
75,001 - 100,000	154	13,558,265.00	6.91	641	90.22	9.771	96.67
100,001 - 125,000	142	15,988,794.00	8.15	638	85.86	8.903	96.53
125,001 - 150,000	120	16,439,725.00	8.38	635	84.31	8.612	96.77
150,001 - 175,000	99	15,926,270.60	8.12	640	83.58	8.413	98.97
175,001 - 200,000	55	10,256,447.00	5.23	649	83.91	8.207	98.06
200,001 - 250,000	92	20,731,835.00	10.57	650	83.63	8.235	96.66
250,001 - 300,000	67	18,349,614.00	9.35	651	83.23	8.101	95.72
300,001 - 400,000	89	30,932,509.00	15.77	662	82.21	8.003	97.73
400,001 - 500,000	46	20,611,647.00	10.51	677	82.76	7.614	97.82
500,001 - 600,000	15	8,156,350.00	4.16	664	82.90	8.311	100.00
600,001 - 700,000	5	3,296,000.00	1.68	675	81.03	8.334	100.00
700,001 >=	4	3,054,150.00	1.56	678	78.62	7.874	100.00
Total:	1,359	$196,204,718.60	100.00%	652	85.22%	8.575%	97.48%

Mimimum Original Balance: 10,000.00
Maximum Original Balance: 843,750.00
Average Original Balance: 144,374.33

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	89	$1,928,855.31	0.98%	654	99.95%	10.482%	98.78%
25,001 - 50,000	247	8,433,706.32	4.30	653	99.67	10.976	96.04
50,001 - 75,000	136	8,575,300.03	4.38	639	96.07	10.771	99.36
75,001 - 100,000	154	13,552,481.17	6.92	641	90.15	9.748	96.68
100,001 - 125,000	141	15,856,625.42	8.09	638	85.90	8.913	96.51
125,001 - 150,000	122	16,710,369.47	8.53	634	84.50	8.633	96.83
150,001 - 175,000	98	15,775,570.34	8.05	643	83.32	8.374	98.97
175,001 - 200,000	54	10,068,692.70	5.14	647	83.97	8.224	98.03
200,001 - 250,000	92	20,705,205.63	10.57	650	83.63	8.235	96.66
250,001 - 300,000	67	18,330,488.33	9.36	651	83.23	8.101	95.72
300,001 - 400,000	89	30,891,879.11	15.77	662	82.21	8.003	97.73
400,001 - 500,000	46	20,589,638.42	10.51	677	82.76	7.614	97.82
500,001 - 600,000	15	8,148,636.52	4.16	664	82.90	8.311	100.00
600,001 - 700,000	5	3,293,139.71	1.68	675	81.03	8.334	100.00
700,001 >=	4	3,051,368.70	1.56	678	78.62	7.874	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Mimimum Remaining Balance: 9,917.88
Maximum Remaining Balance: 842,690.47
Average Remaining Balance: 144,158.91

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	14	$1,638,196.33	0.84%	516	82.71%	9.629%	100.00%
526 - 550	22	2,957,089.81	1.51	541	85.53	9.047	96.27
551 - 575	45	7,575,289.55	3.87	565	85.82	9.385	100.00
576 - 600	130	18,307,221.81	9.34	588	85.47	8.775	97.28
601 - 625	242	30,986,586.90	15.82	613	86.01	8.739	98.04
626 - 650	324	42,356,324.82	21.62	638	86.30	8.751	97.62
651 - 675	219	29,333,272.87	14.97	663	85.43	8.531	97.02
676 - 700	149	25,595,444.40	13.06	687	84.22	8.269	97.72
701 - 725	109	18,004,402.68	9.19	712	84.03	8.262	99.77
726 - 750	61	10,654,541.22	5.44	737	84.05	8.343	91.64
751 - 775	29	5,439,739.81	2.78	759	81.94	7.501	94.09
776 - 800	13	2,783,566.02	1.42	793	84.17	7.874	100.00
801 - 825	2	280,280.96	0.14	803	81.00	7.111	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum FICO: 502
Maximum FICO: 804
WA FICO: 652
nzwa FICO: 652

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	73	$4,484,872.92	2.29%	676	98.41%	11.248%	100.00%
181 - 240	1	111,319.07	0.06	647	80.00	7.625	100.00
301 - 360	1,285	191,315,765.19	97.65	652	84.92	8.513	97.42
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 356

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	73	$4,484,872.92	2.29%	676	98.41%	11.248%	100.00%
181 - 348	1	111,319.07	0.06	647	80.00	7.625	100.00
349 - 360	1,285	191,315,765.19	97.65	652	84.92	8.513	97.42
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum Remaining Term: 174
Maximum Remaining Term: 358
WA Remaining Term: 352

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family (detached)	937	$134,478,403.44	68.64%	647	85.09%	8.511%	97.98%
Detached PUD	187	26,294,522.51	13.42	654	83.63	8.616	95.52
Condo under 5 stories	128	16,130,081.46	8.23	660	87.29	8.915	96.62
Two-to-four family units	75	14,812,660.70	7.56	686	86.08	8.644	99.13
Townhouse/rowhouse	17	1,799,882.04	0.92	647	87.64	8.574	93.71
Attached PUD	11	1,630,625.31	0.83	660	90.60	9.115	84.45
Condo over 8 stories	2	558,839.98	0.29	742	82.54	8.209	100.00
Leasehold	1	133,978.92	0.07	635	90.00	10.290	100.00
Mid-rise condo (5-8 stories)	1	72,962.82	0.04	609	100.00	10.750	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Owner Occupied	1,322	$190,979,578.61	97.48%	652	85.15%	8.559%	100.00%
Second/Vacation	27	2,725,696.12	1.39	656	92.33	9.257	0.00
Investment Property	10	2,206,682.45	1.13	675	82.75	9.098	0.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
PURCHASE	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	3	$385,323.43	0.20%	631	44.46%	7.471%	100.00%
50.01 - 60.00	4	1,042,539.19	0.53	585	55.25	8.324	100.00
60.01 - 70.00	10	1,986,278.48	1.01	676	66.39	8.307	82.94
70.01 - 80.00	563	119,720,201.41	61.11	662	79.87	7.837	99.50
80.01 - 90.00	138	25,439,003.09	12.98	607	88.71	8.819	89.18
90.01 - 100.00	641	47,338,611.58	24.16	652	98.65	10.337	97.37
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum Loan-to-Value Ratio: 40.38
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 85.22

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	3	$385,323.43	0.20%	631	44.46%	7.471%	100.00%
50.01 - 60.00	4	1,042,539.19	0.53	585	55.25	8.324	100.00
60.01 - 70.00	10	1,986,278.48	1.01	676	66.39	8.307	82.94
70.01 - 75.00	6	721,033.74	0.37	612	73.48	8.708	100.00
75.01 - 80.00	68	10,359,532.21	5.29	619	79.93	8.365	96.18
80.01 - 85.00	24	5,283,427.53	2.70	601	83.29	8.799	78.82
85.01 - 90.00	96	18,178,827.36	9.28	612	89.90	8.725	91.46
90.01 - 95.00	80	15,504,754.25	7.91	640	91.44	8.970	98.42
95.01 - 100.00	1,068	142,450,240.99	72.71	664	85.06	8.528	99.10
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Min CLTV: 40.38%
Max CLTV: 100.00%
WA CLTV: 96.37%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Alabama	16	$1,555,945.61	0.79%	595	92.98%	9.685%	100.00%
Alaska	1	38,567.98	0.02	642	100.00	12.200	100.00
Arizona	47	5,734,921.47	2.93	655	82.23	8.536	98.31
Arkansas	14	1,169,787.01	0.60	642	89.68	8.708	100.00
California	215	49,616,935.40	25.33	671	83.98	8.202	99.13
Colorado	39	5,124,144.83	2.62	646	83.33	8.288	95.32
Connecticut	13	2,479,504.03	1.27	636	85.74	8.556	100.00
Delaware	7	749,613.81	0.38	645	82.13	8.105	100.00
District of Columbia	1	598,109.15	0.31	570	54.05	8.375	100.00
Florida	127	21,311,774.92	10.88	644	85.87	8.687	92.75
Georgia	46	5,494,655.97	2.80	635	87.61	8.877	91.79
Hawaii	3	937,589.61	0.48	682	87.74	7.960	100.00
Idaho	4	771,230.97	0.39	674	82.27	8.115	100.00
Illinois	64	8,291,852.43	4.23	641	86.84	8.969	100.00
Indiana	19	2,183,997.45	1.11	615	90.54	9.088	100.00
Iowa	3	220,178.97	0.11	601	84.92	8.753	100.00
Kansas	3	241,434.13	0.12	663	82.43	8.821	100.00
Kentucky	6	450,598.62	0.23	616	93.09	9.671	74.73
Louisiana	13	1,443,679.03	0.74	591	83.83	9.235	100.00
Maine	6	363,245.00	0.19	627	89.29	9.910	87.95
Maryland	37	5,988,956.97	3.06	654	86.94	8.790	100.00
Massachusetts	19	2,464,046.98	1.26	680	84.54	8.680	100.00
Michigan	45	4,012,477.56	2.05	631	86.07	9.162	97.53
Minnesota	22	2,870,738.04	1.47	648	84.77	8.903	100.00
Mississippi	8	973,213.31	0.50	629	85.21	8.554	100.00
Missouri	16	1,519,019.75	0.78	623	88.90	9.640	91.13
Montana	2	152,050.24	0.08	670	87.86	9.698	100.00
Nebraska	5	383,827.36	0.20	612	87.48	9.012	100.00
Nevada	15	2,382,007.59	1.22	695	84.38	8.313	100.00
New Hampshire	5	590,715.76	0.30	625	82.52	8.292	100.00
New Jersey	42	7,988,020.27	4.08	679	87.41	8.842	94.37
New Mexico	7	365,283.47	0.19	643	90.02	9.563	100.00
New York	48	11,730,885.88	5.99	684	83.80	8.373	99.19
North Carolina	18	1,217,841.12	0.62	637	96.41	9.638	97.55
North Dakota	2	242,947.60	0.12	667	80.00	7.454	100.00
Ohio	33	3,288,555.20	1.68	623	87.29	8.907	90.75
Oklahoma	11	1,095,150.56	0.56	640	90.71	9.112	100.00
Oregon	19	3,198,649.29	1.63	627	83.16	8.473	100.00
Pennsylvania	38	3,810,236.31	1.94	625	86.54	8.692	100.00
Rhode Island	7	1,356,809.46	0.69	620	83.50	8.138	100.00
South Carolina	13	1,403,059.68	0.72	617	89.04	9.284	80.52
South Dakota	2	154,951.38	0.08	625	85.13	8.644	100.00
Tennessee	34	2,623,391.70	1.34	637	87.43	8.811	89.65
Texas	179	14,788,204.84	7.55	640	84.81	8.670	97.61
Utah	11	1,969,858.80	1.01	660	81.82	7.820	100.00
Virginia	21	3,609,106.38	1.84	637	87.67	8.307	100.00
Washington	34	5,100,840.11	2.60	644	81.44	8.313	100.00
Wisconsin	19	1,853,345.18	0.95	636	90.74	9.442	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Total Number Of Stated Represented:: 47
Washington DC (# of loans from DC): 1

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Documentation	791	$102,341,436.03	52.24%	633	85.57%	8.380%	98.31%
Stated Documentation	568	93,570,521.15	47.76	673	84.84	8.789	96.57
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	4	$1,538,582.33	0.79%	734	80.00%	5.942%	100.00%
6.001 - 6.500	16	4,588,571.16	2.34	676	81.15	6.344	100.00
6.501 - 7.000	67	15,579,847.76	7.95	682	79.88	6.836	100.00
7.001 - 7.500	110	26,833,721.24	13.70	665	80.43	7.319	97.92
7.501 - 8.000	161	36,408,679.92	18.58	666	81.17	7.778	98.90
8.001 - 8.500	128	25,189,618.93	12.86	644	80.84	8.351	98.80
8.501 - 9.000	154	27,553,593.88	14.06	643	83.99	8.780	94.54
9.001 - 9.500	106	14,769,568.64	7.54	622	87.94	9.314	95.79
9.501 - 10.000	164	15,654,961.77	7.99	614	92.93	9.840	95.46
10.001 - 10.500	80	5,969,066.98	3.05	634	96.84	10.285	99.50
10.501 - 11.000	75	5,323,572.23	2.72	652	97.70	10.767	100.00
11.001 - 11.500	122	7,234,079.62	3.69	674	98.93	11.342	90.90
11.501 - 12.000	117	6,247,179.70	3.19	652	99.71	11.778	98.08
12.001 - 12.500	42	2,392,313.12	1.22	639	99.87	12.269	98.91
12.501 - 13.000	13	628,599.90	0.32	615	99.99	12.806	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum Rate: 5.850
Maximum Rate: 13.000
WA Rate: 8.575

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
11.501 - 12.000	2	$638,742.39	0.41%	677	80.00%	5.947%	100.00%
12.001 - 12.500	15	4,339,312.38	2.79	679	81.21	6.342	100.00
12.501 - 13.000	35	7,335,612.89	4.72	695	79.13	6.787	98.28
13.001 - 13.500	68	16,242,324.97	10.46	659	80.11	7.321	96.56
13.501 - 14.000	106	24,411,211.30	15.72	661	80.64	7.501	98.88
14.001 - 14.500	108	24,859,206.97	16.00	654	80.81	7.948	98.79
14.501 - 15.000	169	35,208,827.19	22.67	654	83.38	8.288	96.09
15.001 - 15.500	83	14,940,126.18	9.62	625	85.13	8.876	98.50
15.501 - 16.000	76	15,757,882.84	10.14	639	88.04	9.318	98.39
16.001 - 16.500	33	6,354,211.35	4.09	619	89.60	9.736	95.97
16.501 - 17.000	22	4,004,624.70	2.58	608	89.53	9.945	94.39
17.001 - 17.500	6	887,323.05	0.57	613	87.22	10.633	59.33
17.501 - 18.000	3	354,131.90	0.23	605	90.11	10.597	100.00
Total:	726	$155,333,538.11	100.00%	651	83.01%	8.155%	97.45%

Minimum Maximum Rate: 11.850
Maximum Maximum Rate: 17.675
WA Maximum Rate: 14.523

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
3.001 - 3.500	3	$705,901.51	0.45%	649	88.21%	7.696%	82.11%
3.501 - 4.000	10	2,986,242.54	1.92	690	80.19	6.368	100.00
4.001 - 4.500	23	5,282,897.51	3.40	653	77.16	7.049	100.00
4.501 - 5.000	48	10,802,846.37	6.95	671	80.50	7.330	98.16
5.001 - 5.500	53	10,728,692.89	6.91	651	81.12	7.853	96.52
5.501 - 6.000	111	23,431,430.40	15.08	661	82.26	7.994	98.96
6.001 - 6.500	265	61,030,380.13	39.29	651	82.72	8.126	96.52
6.501 - 7.000	86	16,499,539.35	10.62	649	84.99	8.383	98.46
7.001 - 7.500	66	12,668,460.83	8.16	629	85.86	9.014	99.13
7.501 - 8.000	56	10,701,838.61	6.89	628	87.43	9.430	95.09
8.001 - 8.500	5	495,307.97	0.32	588	88.12	10.099	100.00
Total:	726	$155,333,538.11	100.00%	651	83.01%	8.155%	97.45%

Minimum Gross Margin: 3.107
Maximum Gross Margin: 8.470
WA Gross Margin: 6.123

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	7	$2,085,380.17	1.34%	665	82.48%	7.248%	100.00%
2.000	211	54,754,493.23	35.25	664	81.88	8.041	99.12
3.000	505	97,837,640.22	62.99	643	83.67	8.244	96.58
3.014	1	338,586.05	0.22	645	80.00	6.985	100.00
5.000	2	317,438.44	0.20	741	80.00	7.901	60.21
Total:	726	$155,333,538.11	100.00%	651	83.01%	8.155%	97.45%

Min Initial Cap: 1.500%
Max Initial Cap: 5.000%
WA Initial Cap: 2.631%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	521	$103,192,016.80	66.43%	645	83.61%	8.218%	96.75%
1.500	204	52,015,210.08	33.49	662	81.84	8.033	99.08
2.000	1	126,311.23	0.08	763	80.00	7.750	0.00
Total:	726	$155,333,538.11	100.00%	651	83.01%	8.155%	97.45%

Min PERCAP: 1.000%
Max PERCAP: 2.000%
WA PERCAP: 1.168%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2008-02	2	$677,599.99	0.44%	647	80.00%	7.194%	100.00%
2008-06	2	508,047.49	0.33	773	81.78	6.143	100.00
2008-07	27	4,965,323.99	3.20	619	81.08	8.030	100.00
2008-08	93	18,040,546.67	11.61	643	80.38	7.986	99.09
2008-09	178	36,193,282.13	23.30	647	84.28	8.303	96.73
2008-10	281	66,062,122.62	42.53	659	82.61	8.036	98.20
2008-11	62	10,187,094.48	6.56	632	86.92	8.728	96.94
2009-07	5	840,778.39	0.54	619	81.59	8.407	100.00
2009-08	11	2,684,110.17	1.73	643	81.07	7.777	100.00
2009-09	14	3,298,588.79	2.12	649	87.55	8.907	100.00
2009-10	24	6,963,886.20	4.48	664	82.89	8.465	91.49
2009-11	11	1,571,314.99	1.01	623	81.96	8.811	91.10
2011-08	1	126,311.23	0.08	763	80.00	7.750	0.00
2011-09	3	439,022.88	0.28	655	85.51	7.953	100.00
2011-10	12	2,775,508.09	1.79	678	80.89	7.193	91.11
Total:	726	$155,333,538.11	100.00%	651	83.01%	8.155%	97.45%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	475	$54,808,161.32	27.98%	659	86.71%	9.074%	97.74%
12	54	13,599,411.12	6.94	670	82.37	8.279	99.32
24	653	105,304,136.72	53.75	648	84.93	8.356	97.45
36	176	22,066,576.17	11.26	647	84.72	8.564	95.84
60	1	133,671.85	0.07	701	79.71	8.440	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
ARM - 2/28	312	$49,116,947.33	25.07%	634	83.97%	8.595%	95.62%
ARM - 2/28 - 2 Yr IO	1	390,450.00	0.20	671	95.00	7.625	100.00
ARM - 2/28 - 40 Yr Balloon	205	51,606,384.39	26.34	653	83.40	8.054	98.64
ARM - 2/28 - 5 Yr IO	116	32,537,273.58	16.61	668	81.02	7.649	100.00
ARM - 2/28 - 50 Yr Balloon	11	2,982,962.07	1.52	677	80.40	7.583	100.00
ARM - 3/27	35	6,460,037.49	3.30	635	84.19	8.706	93.91
ARM - 3/27 - 40 Yr Balloon	21	6,011,325.92	3.07	664	83.40	8.323	94.36
ARM - 3/27 - 5 Yr IO	7	2,199,593.99	1.12	662	82.18	8.371	100.00
ARM - 3/27 - 50 Yr Balloon	2	687,721.14	0.35	643	80.00	7.888	100.00
ARM - 5/25	5	699,827.53	0.36	671	83.53	7.784	64.73
ARM - 5/25 - 40 Yr Balloon	3	620,720.49	0.32	637	83.90	7.610	100.00
ARM - 5/25 - 5 Yr IO	5	1,446,939.39	0.74	693	80.00	6.639	100.00
ARM - 5/25 - 50 Yr Balloon	3	573,354.79	0.29	692	80.00	8.123	77.97
Fixed - 15 Yr	4	297,795.51	0.15	647	77.81	10.463	100.00
Fixed - 20 Yr	1	111,319.07	0.06	647	80.00	7.625	100.00
Fixed - 30 Yr	542	33,268,951.86	16.98	655	93.80	10.193	97.06
Fixed - 30 Yr - 5 Yr IO	6	845,199.50	0.43	642	89.51	8.709	100.00
Fixed - Balloon 30/15	69	4,187,077.41	2.14	678	99.88	11.304	100.00
Fixed - Balloon 40/30	11	1,868,075.72	0.95	670	82.97	8.246	100.00
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
A5AL	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	837	$170,027,707.42	86.79%	651	82.98%	8.182%	97.45%
2	522	25,884,249.76	13.21	664	99.94	11.159	97.69
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.00	1	$504,710.74	0.26%	632	90.00%	7.690%	100.00%
0.01 - 5.00	42	5,594,173.29	2.86	655	88.05	8.457	98.03
5.01 - 10.00	53	5,236,693.21	2.67	649	89.90	9.126	94.77
10.01 - 15.00	55	4,693,024.29	2.40	646	87.92	9.028	100.00
15.01 - 20.00	37	2,854,786.27	1.46	651	86.67	8.788	100.00
20.01 - 25.00	40	4,894,367.47	2.50	643	87.58	8.619	88.50
25.01 - 30.00	74	8,479,082.54	4.33	634	87.27	8.809	99.67
30.01 - 35.00	109	13,127,712.52	6.70	662	85.31	8.646	95.07
35.01 - 40.00	174	24,136,853.55	12.32	656	85.53	8.590	98.70
40.01 - 45.00	320	52,516,375.13	26.81	658	84.24	8.485	97.24
45.01 - 50.00	359	60,682,135.17	30.97	656	84.56	8.477	98.32
50.01 - 55.00	95	13,192,043.00	6.73	613	84.80	8.780	95.97
Total:	1,359	$195,911,957.18	100.00%	652	85.22%	8.575%	97.48%

Minimum: 0.00
Max DTI: 55.00
nzwa DTI: 39.77

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Jan 19, 2007 15:04

11 Madison Avenue - Fifth floor
NY, NY 10010

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.